EXHIBIT 10.25
JOINDER TO
MANAGEMENT AGREEMENT
     Joinder to Management Agreement (this “Joinder”), dated as of December 31, 2008, by and among Triad Financial Holdings LLC (“TFHLLC”), Triad Financial SM LLC (“TFSMLLC”) and Diamond A Administration LLC (“Diamond A”), as successor to Hunter’s Glen/Ford Ltd. (“HGF”) TFHLLC and TFSMLLC each hereby agree to become a party to, and be bound by that certain Management Agreement, by and among Triad Financial Corporation (“TFC”), Triad Holdings Inc. (“THI”), Triad Holdings, LLC (“THLLC”), Diamond A, as successor to HGF, and the other parties thereto, dated as of April 29, 2005 (the “Management Agreement”), as such agreement may be amended from time to time (with TFHLLC becoming the “LLC” under the Management Agreement and with TFSMLLC becoming the “Company” under the Management Agreement), and TFHLLC and TFSMLLC becoming jointly and severally liable for all obligations and liabilities of TFC, THI and THLLC under the Management Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Joinder to Management Agreement on the date first written above.

TRIAD FINANCIAL HOLDINGS LLC
By:	/s/ Carl B. Webb
Carl B. Webb

TRIAD FINANCIAL SM LLC

By: Name:	/s/ Jeffrey Butcher Jeffrey Butcher
Title:	Vice President & Chief Financial Officer

ACKNOWLEDGED AND AGREED:

DIAMOND A ADMINISTRATION LLC

By:	/s/ Gary Shultz Gary Shultz
Its:	Vice President